EXHIBIT 4.4 WARRANT TO PURCHASE 12,500 SHARES OF COMMON STOCK


                                WARRANT AGREEMENT

THIS WARRANT AGREEMENT dated as of the 9th day of December, 1998 between 21ST CENTURY HOLDING COMPANY, a Florida corporation (the "Company"), and MICHAEL H. BRAUN (hereinafter referred to as "Braun").

                                   WITNESSETH:

WHEREAS, the Company proposes to issue to Braun Warrants ("Warrants") to purchase up to 12,500 shares (the "Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"); and

WHEREAS, Braun has entered into an employment agreement (the "Employment Agreement") dated December 9, 1998 between Braun and the Company; and

WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to Braun in consideration for and as part of Braun's compensation in connection with the Employment Agreement.

NOW THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Grant:
         ------
         Braun is hereby granted the right to purchase, at any time from December 9, 1998 until 5:00 P.M., New York time, on December 30, 2004 (the "Warrant Exercise Term"), up to 12,500 fully-paid and non-assessable Shares at an initial exercise price (subject to adjustment as provided in Article 8 hereof) of $9.00 per share.

2.       Warrant Certificates:
         ---------------------
         The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

3.       Exercise of Warrant:
         --------------------
         The Warrants initially are exercisable at a price of $9.00 per share of Common Stock purchased, payable in cash or by check to the order of the Company, or any combination of cash or check, subject to adjustment as provided in Article 8 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's principal offices in Florida (currently located at 4161 N.W. 5th Street, Plantation, Florida 33317) the registered holder of a Warrant Certificate ("Holder") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional Shares). In case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

4.       Issuance of Certificates:
         -------------------------
         Upon the exercise of the Warrants, the issuance of certificates for the Shares shall be made forthwith (and in any event within three business days thereafter) without charge to the Holder thereof including, without limitation, any transfer tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares (the "Warrant Securities"), shall bear a legend substantially similar to the following:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), nor any state securities laws and may not be offered or sold except (i) pursuant to an effective registration statement under the Act and applicable state securities laws,
                  (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) counsel, reasonable satisfactory to counsel to the issuer, stating that an exemption from registration under such Act or applicable state securities laws is available."

5.       Restriction on Transfer of Warrants:
         ------------------------------------
         The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part.

6.       Price:
         ------
         6.1 Initial and Adjusted Exercise Prices. The initial exercise price of each Warrant shall be $9.00 per share. The adjusted price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of
         Article 8 hereof.
         6.2 Exercise Price: The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

7.       Registration Rights:
         --------------------
         7.1 Registration Under the Securities Act of 1933: Neither the Warrants nor the Shares have been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Securities Act").

         7.2 Registrable Securities: As used herein the term "Registrable Security" means the Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for subsequent public distribution of such security pursuant to Rule 144 under the Securities Act (or any successor provision), or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.

         7.3 Piggyback Registration: If, at any time following the date of the Employment Agreement, the Company proposes to prepare and file any new registration statement covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than pursuant to Form S-4 or Form S-8 successor form) (for purposes of this Article 7, collectively, the "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least twenty (20) days prior to the filing of each such Registration Statement, to all Holders of the Warrants and the Registrable Securities. Upon the written request of such a Holder (a "Requesting Holder"), made within twenty (20) days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders other than underwriting discounts and commissions, and fees and expenses of the Holder's counsel; provided, however, that if , in the written opinion of the Company's managing underwriter, if any, for such offering, the inclusion of all or a portion of the Registrable Securities requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of the Registrable Securities which it has been requested to register.

         If securities are proposed to be offered for sale pursuant to such Registration Statement by other security holders of the Company and the total number of securities to be offered by the Requesting Holders and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth above) the aggregate number of Registrable Securities to be offered by Requesting Holders pursuant to such Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Requesting Holders) as the original number of Registrable Securities proposed to be sold by the Requesting Holders bears to the total original number of securities proposed to be offered by the Requesting Holders and the other selling security holders.

8.       Adjustments of Exercise Price and Number of Securities:
         -------------------------------------------------------
         The following adjustments apply to the Exercise Price of the Warrants with respect to the Shares and the number of Shares purchasable upon exercise of the Warrants.

         8.1 Subdivision and Combination: In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith the proportionately decreased in the case of subdivision or increased in the case of combination.

         8.2 Adjustment in Number of Securities: Upon each adjustment of the Exercise Price pursuant to the provisions to this Article 8, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full number by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         8.3 Reclassification, Consolidation, Merger, etc: In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of the Shares underlying the Warrants immediately prior to any such events, at price equal to the product of (x) the number of shares of Common Stock issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants.

         8.4 No Adjustment of Exercise Price in Certain Cases: Notwithstanding anything herein to the contrary, no adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than one cent (1(cent)) per security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least one cent (1(cent)) per security.

9.       Exchange and Replacement of Warrant Certificates:
         -------------------------------------------------
         Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

10.      Elimination of Fractional Interests:
         ------------------------------------
         The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares.

11.      Reservation and Listing Securities:
         -----------------------------------
         The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on the NASDAQ National Market.

12.      Notice to Warrant Holders:
         --------------------------
         Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

13.      Notices:
         --------
         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

         (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

         (b) If to the Company, to the address set forth in Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

14.      Supplements and Amendments:
         ---------------------------
         The Company and Braun may from time to time supplement or amend this Agreement in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Braun may deem necessary or desirable.

15.      Successors:
         -----------
         All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

16.      Governing Law:
         --------------
         This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall construed in accordance with the laws of said State.

17.      Benefits of This Agreement:
         ---------------------------
         Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and Braun and any other registered Holder or Holders of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and Braun and any other Holder or Holders of the Warrant Certificates or Warrant Securities.

18.      Counterparts:
         -------------
         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.



21ST CENTURY HOLDING COMPANY                MICHAEL H. BRAUN


By:  /s/  Edward J. Lawson                  By:  /s/  Michael H. Braun
   ---------------------------                 -----------------------
Name:    Edward J. Lawson
Title:   President



Attest:


/s/   Rebecca L. Campillo

                                    EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, (II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SECURITIES), OR (III) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                EXERCISABLE COMMENCING DECEMBER 9, 1998, THROUGH
                   5:00 P.M., FLORIDA TIME, DECEMBER 30, 2004

NO. W-2                                                          12,500 WARRANTS


                               WARRANT CERTIFICATE

         This Warrant Certificate certifies that Michael H. Braun or his registered assigns, is the registered holder of Warrants to purchase, at any time from December 9, 1998 until 5:00 P.M. Florida time on December 30, 2004 ("Expiration Date"), up to 12,500 fully paid and non-assessable shares of common stock, $.01 par value ("Common Stock"), of 21st Century Holding Company, a Florida corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $9.00 per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of December 9, 1998 between the Company and Michael H. Braun (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check payable to the order of the Company, or any combination of cash or check.

         No Warrant may be exercised after 5:00 P.M., Florida time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders of registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: December 9, 1998                      21ST CENTURY HOLDING COMPANY


                                             By: /s/ Edward J. Lawson
                                                --------------------------
                                             Name:    Edward J. Lawson
                                             Title:    President

Attest:

/s/ Rebecca L. Campillo

FORM OF ELECTION TO PURCHASE


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____________shares of Common Stock and herewith tenders in payment for such securities cash or a certified or official bank check payable to the order of 21st Century Holding Company in the amount of $_______________ , all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of _______________________, whose address is _________________, and that such Certificate be delivered to
_______________________, whose address is ____________________________.



Dated:                              Signature:
                                              ----------------------------------
                                    (Signature must conform in all respect to name of holder as specified on the face of the Warrant Certificate.)




                         -----------------------------


                         -----------------------------

                        (Insert Social Security or Other
                          Identifying Number of Holder)